SCHIFF HARDIN & WAITE
   7200 Sears Tower
   Chicago, Illinois 60606                                      EXHIBIT 5
   -----------------------
   Shirley M. Lukitsch
   (312) 258-5602


                                           May 5, 1995



   Securities and Exchange Commission
   Judiciary Plaza
   450 Fifth Street, N.W.
   Washington, D.C.  20549-1004

        Re:  Premier Financial Services, Inc.--
             Registration of 200,000 Shares of Common
             Stock to be Issued Pursuant to the 1995
             Non-Qualified Stock Option Plan
             ------------------------------------------

   Ladies and Gentlemen:

             We have acted as counsel to Premier Financial Services, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 200,000 shares of Common Stock, $5.00 par value per share (the "Common Stock"), to be issued pursuant to the Premier Financial Services, Inc. 1995 Non-Qualified Stock Option Plan ("Plan").

             In this connection, we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

             Based on the foregoing, it is our opinion that those shares of Common Stock covered by the Registration Statement that are originally issued upon the exercise of options granted in accordance with the terms of the Plan will, when so issued, be legally issued, fully paid and nonassessable, subject to the terms and conditions of the Plan.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           SCHIFF HARDIN & WAITE

                                            By:  /s/ Shirley M. Lukitsch
                                               --------------------------
                                                Shirley M. Lukitsch

                                     20